Exhibit 10.82

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into by and between Taylor Crouch (“Crouch”) and Discovery Partners International, Inc. (the “Company”), effective as of the Effective Date specified in Section 11 hereof.  Crouch and the Company hereby agree as follows:

1.             SEPARATION DATE.

(a)           Separation Date.  Crouch and the Company agree that on January 18, 2005 Crouch’s employment with the Company will be terminated (the “Separation Date”) pursuant to the terms and conditions stated herein.

(b)           Severance Pay.  In exchange for Crouch’s promises and covenants in this Agreement, the Company will pay to Crouch the equivalent of fifty-six (56) weeks of his base salary in effect as of the Separation Date (a gross sum of $378,538), less standard required withholding and deductions, in a lump sum payable within ten (10) business days following the Effective Date of this Agreement (the “Payment Date”).  Upon the Separation Date, Crouch will be paid for any accrued vacation and any salary earned through the Separation Date, regardless of whether he signs this Agreement.

(c)           Benefits.  Crouch may exercise benefit conversion options as available under plan provisions, applicable state insurance laws and COBRA, as provided in Section 3 herein.  Crouch’s continued participation in all other Company benefits will cease on the Separation Date.

(d)           Telephone and Email Coverage.  Until June 30, 2005, the administrative assistant assigned to Crouch will direct personal calls to Crouch in any reasonable manner specified by Crouch and the Company will forward any personal emails directed to Crouch at the Company to such email address as specified by Crouch.

(e)           Cell Phone and Computer.  Prior to the Separation Date, Crouch shall deliver the laptop computer and all data stored thereon provided him by the Company to a representative of the IT Department specified by the Company.  The Company shall purge all Company-related data and will then transfer ownership of the computer to Crouch no later than the Payment Date.  The Company will transfer ownership of the cell phone provided to Crouch by the Company by the Payment Date, provided that Crouch shall cooperate in transferring the service account and changing the phone number.

(f)            Attorneys’ Fees.  The Company shall reimburse Crouch for reasonable attorneys’ fees incurred in reviewing this Agreement, up to a maximum of two thousand dollars ($2,000.00), upon presentation of satisfactory proof such expenses have been incurred.

(g)           Options.  The Company will grant Crouch a period of up to one year (365 days) from the Separation Date in which to exercise his vested options.

2.             EXPENSE REIMBURSEMENT.  Crouch agrees that he will submit any final documented expense reimbursement statements reflecting all business expenses incurred prior to and including the Separation Date, for which he seeks reimbursement no later than February 28, 2005.  The Company shall reimburse Crouch’s expenses pursuant to Company policy and regular business practice.

(a)           JP Morgan Conference.  The Company will reimburse Crouch only for reasonable transportation,  lodging, conference fees, and personal meal expenses incurred in connection with the J.P. Morgan Chase Healthcare Conference.

3.             INSURANCE BENEFITS.  After the Separation Date, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, Crouch will be eligible to continue his health insurance benefits at his own expense.  Crouch will be provided with a separate notice of his COBRA rights in advance of exercising this Agreement.

4.             OTHER COMPENSATION AND BENEFITS.  Except as expressly provided herein, Crouch acknowledges and agrees that he is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company.  Crouch agrees and understands that all vesting under any stock compensation award (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date.  Other than as specified in this Agreement, any and all rights that Crouch may have in any Employee Stock Purchase Plan or Stock Option Plan shall be determined in accordance with the provisions of the applicable plan and any related agreements signed by Crouch.

5.             REPAYMENT OF PROMISSORY NOTE AND SECURITY INTEREST.  Crouch shall repay in full the principal sum of Three Hundred Thousand Dollars ($300,000.00) to the Company, as described in the Promissory Note of July 29, 2002 made by Crouch to the Company (the “Note”), on the Payment Date, at which point the Note will be cancelled.

(a)           Reduction of Balance Owed by Bonus Credit.  Although the Company has no legal obligation to pay Crouch a bonus for fiscal year 2004, the Company will reduce the balance owed by Crouch under the Note by an amount equivalent to the bonus Crouch could have earned for fiscal year 2004 (after withholding for applicable taxes) had he met the eligibility requirements, after taking into consideration corporate performance parameters for FY2004 to calculate the bonus pool.

(b)           Reduction of Balance Owed by Portion of Unvested Stock Grant.  The Company and Crouch agree that (i) the Company shall automatically reacquire at no cost any remaining unvested portion of any Stock Grant made to Crouch on the Effective Date; and (ii) the Company will reduce the balance owed under the Note by an amount equivalent to the sum of the fair market value, on the Effective Date, of 21,250 shares of Company Common Stock minus the amount of applicable withholding taxes on such amount, as if the Stock Grants made to Crouch on August 8, 2003 and July 12, 2004 had vested as to an additional twenty-five percent (25%) of the shares subject to such Stock Grants on the Effective Date.

(c)           Reduction of Balance Owed by Vested Stock Grant.  The Company and Crouch agree that, Crouch will surrender 8,750 vested shares of Company Common Stock to the Company and, in exchange for those vested shares, the Company shall reduce the balance owed under the Note by amount equivalent to the fair market value, on the Effective Date, of such vested shares minus the amount of applicable withholding taxes on such amount, if any.

(d)           Tax Advice.  Crouch acknowledges and agrees that he has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and Crouch fully understands all the terms of this Agreement and the transaction contemplated by this Agreement.  Crouch further acknowledges and agrees that the Company has recommended that he seek independent tax counsel to advise him regarding this transaction, and Crouch has had the opportunity to seek such counsel.

6.             COMPANY PROPERTY.  Upon the Separation Date, and except as otherwise specified in this Agreement, Crouch shall return to the Company all Company documents (and all copies thereof) and other Company property in his possession or his control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, credit cards, entry cards, keys and any other materials of any nature pertaining to Crouch’s work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

7.             PROPRIETARY INFORMATION & INVENTIONS AGREEMENT.  Crouch acknowledges his continuing obligations under his Proprietary Information and Inventions Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.  A copy of Crouch’s Proprietary Information and Inventions Agreement is attached hereto as Exhibit A.

8.             CONFIDENTIALITY AND PUBLICITY.  The provisions of this Agreement shall be held in strictest confidence by Crouch and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that:  (a) Crouch may disclose this Agreement, in confidence, to Crouch’s immediate family; (b) the parties may disclose this Agreement, in confidence, to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

9.             NONDISPARAGEMENT.  Crouch agrees that he will not at any time disparage the Company or its directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that he shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.  The Company agrees that it will direct its executive officers and the members of its board of directors not to disparage Crouch in any manner likely to be harmful to him or his business, business reputation, or personal reputation; provided that the Company shall respond accurately and fully to any questions, inquiry, or request for information when required by legal process.

10.          RELEASE OF CLAIMS BY CROUCH.  In exchange for the promises and covenants set forth herein, Crouch hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns and affiliates of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date upon which Crouch executes this Agreement, including, but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with the Company’s employment of Crouch, the termination of that employment, and the Company’s performance of its obligations as Crouch’s employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act; Title VII of the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act (“ADEA”); the federal Americans With Disabilities Act; the Employee Retirement Income Security Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

11.          ADEA Waiver.  Crouch acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under ADEA, and that the consideration given for the waiver and release in this Agreement is in addition to anything of value to which Crouch was already entitled.  Crouch further acknowledges that he has been advised by this writing that:  (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he should consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days to consider this Agreement (although Crouch may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date Crouch executes this Agreement (the “Effective Date”).  None of the payments or benefits provided by this Agreement will be made to Crouch until the Agreement has become effective.

12.          SECTION 1542 WAIVER.  In giving this release, which includes claims which may be unknown to Crouch at present, Crouch hereby acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Crouch hereby expressly waives and relinquishes all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

13.          RELEASE OF CLAIMS BY THE COMPANY.  In exchange for the promises and covenants set forth herein, the Company hereby releases, acquits, and forever discharges Crouch, his successors, heirs, legal representatives and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or any way related to agreements, acts or conduct of Crouch in the good faith performance of duties within the scope of his employment by the Company at any time prior to the date upon which the Company executes this Agreement.

14.          NO ADMISSIONS.  The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

15.          ENTIRE AGREEMENT.  This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire Agreement between Crouch and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein.  It may not be modified except in a writing signed by Crouch and a duly authorized officer of the Company.

16.          SUCCESSORS AND ASSIGNS.  This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

17.          APPLICABLE LAW.  This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

18.          SEVERABILITY.  If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired.  Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties’ intention with respect to the invalid or unenforceable term or provision.

19.          AUTHORITY.  Crouch warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and that Crouch is duly authorized to give the release granted herein.

20.          SECTION HEADINGS.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20.          COUNTERPARTS.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

21.          ARBITRATION.  To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum).  Any arbitration proceeding pursuant to this Agreement shall be conducted by the Judicial Arbitration and Mediation Service (“JAMS”) in San Diego, California, under the then-existing JAMS’ rules.

HAVING READ AND UNDERSTOOD THE FOREGOING, I HEREBY AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.

Dated:
Taylor Crouch

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated:
By: Riccardo Pigliucci,
Chief Executive Officer